UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On September 10, 2015, Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), certain Company subsidiaries, and AmerisourceBergen Drug Corporation, a Delaware corporation (“Amerisource”) entered into a Second Amendment (the “Second Amendment”), effective August 1, 2015, to the Prime Vendor Agreement dated January 1, 2012, as previously amended on July 20, 2012 (the “Original Agreement,” and collectively with the Second Amendment, the “Agreement”).  The Agreement sets forth the terms and conditions on which the Company purchases specialty drugs from Amerisource.

The Second Amendment, among other provisions, (i) extends the term of the Agreement from December 31, 2016 to September 30, 2017, (ii) revises the pricing on certain products to be purchased pursuant to the Agreement, (iii) revises the product mix constituting “special price products,” (iv) acknowledges the satisfaction of certain competitive pricing rights of the Company in the Original Agreement, and (v) revises certain rebate structures and monthly volume tiered rebates.

The Second Amendment further contemplates that the Company will make annual net purchases from Amerisource of at least $1.8 billion per contract year.

Except as specifically amended by the Second Amendment, the Original Agreement remains in full force and effect.

The foregoing summary is qualified in its entirety by reference to the Second Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

No.	Description
10.1*	Second Amendment to Prime Vendor Agreement, effective August 1, 2015, by and among the Company, AmerisourceBergen Drug Corporation, and each Company subsidiary named therein.

*Confidential treatment has been requested for portions of this Exhibit. These portions have been omitted from this Exhibit and submitted separately to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: September 15, 2015

EXHIBIT INDEX

No.	Description
10.1*	Second Amendment to Prime Vendor Agreement, effective August 1, 2015, by and among the Company, AmerisourceBergen Drug Corporation, and each Company subsidiary named therein.

*Confidential treatment has been requested for portions of this Exhibit. These portions have been omitted from this Exhibit and submitted separately to the Securities and Exchange Commission.